                                    ITEM 10.3

                       CONVERTIBLE LOAN SECURITY AGREEMENT

     THIS CONVERTIBLE LOAN SECURITY AGREEMENT, dated as of May 12, 2006, is entered into by and among GENELINK, INC., a Pennsylvania corporation, having an address at Newport Financial Center, 113 Povonia Avenue, No. 313, Jersey City, New Jersey 07310 (GeneLink, Inc., together with its subsidiaries, including but not limited to Dermagenetics, Inc., "Borrower"); THE LENDERS signatory hereto (each a "Lender" and collectively the "Lenders"); FIRST EQUITY CAPITAL SECURITIES, INC., a Delaware corporation, having an address at 1776 Broadway, Suite 1403, New York, N.Y. 10019, as Administrative Agent for the Lenders (the "Administrative Agent"); and KAREN LEVINE, an individual residing at 170 West 74th Street, New York, New York 10023, as Collateral Agent for the Lenders ("Collateral Agent").

                                    RECITALS:

     A. Borrower, Lenders and the Administrative Agent have entered into that certain Convertible Secured Loan Agreement, dated as of May 12, 2006 (the "Loan Agreement;" unless otherwise defined herein, terms defined therein are used herein as therein defined) pursuant to which Lenders have agreed to make the Loans in accordance with the terms set forth therein.

     B. It is a condition of the making of the Loans that Borrower execute and deliver this Security Agreement to Collateral Agent and grant the security interests set forth herein.

     C. In order to facilitate the administration of transactions contemplated by this Security Agreement and the other Loan Documents, the Lenders have agreed that this Security Agreement shall also constitute an intercreditor agreement among them.

          NOW, THEREFORE, in consideration of the mutual covenants, conditions, and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. GRANT OF SECURITY INTEREST. Borrower hereby grants to Collateral Agent, for the benefit of the Lenders, a first priority security interest in and lien on (which security interest and lien shall be continuing), and pledges and assigns as security to Collateral Agent, all of Borrower's right, title and interest in and to all of Borrower's real and personal assets, whether tangible or intangible, now owned or hereafter acquired (collectively, the "Collateral"), for the purpose of securing, in such order of priority as Collateral Agent shall elect, all Loans, Interest and other fees, costs and obligations of Borrower arising from the making of the Loans and the execution and performance of this Agreement, the Convertible Secured Promissory Notes, dated as of May 12, 2006 and thereafter (the "Notes"), and the other Loan Documents (collectively the "Indebtedness"). As examples and not as a limitation, the Collateral shall include:

(a) Cash and Marketable Securities. All cash, cash equivalents and marketable securities held by or on behalf of Borrower.

(b) Accounts Receivable. All rights to payment, whether or not earned by performance, including, but not limited to, payment for property or services sold, leased, rented, licensed, or assigned. This includes any rights and interests (including all items) which

     Borrower may have by law or assignment against any account debtor or obligor of Borrower.

(c) Raw Materials, Work-in-Process and Inventory. All inventory held for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in Borrower's business.

(d) Furniture, Fixtures and Equipment. All equipment including, but not limited to, machinery, vehicles, furniture, fixtures, manufacturing equipment, computers and office equipment, parts and tools.

(e) Instruments and Chattel Paper. All instruments, including negotiable instruments and promissory notes and any other writings or records that evidence the right to payment of a monetary obligation, and tangible and electronic chattel paper.

(f) Patents and Patent Applications. All the Borrower's right, title and interest in and to patents and applications for patents, including without limitation the right to sue for past infringement and damages therefor, and licenses thereunder, all as presently existing or hereafter arising or acquired, including without limitation the patents and applications for patents listed on Schedule 1 hereto and any divisions, continuations, continuations-in-part, reissues or corresponding foreign patents and patent applications.

(g) Other General Intangibles. All other general intangibles including, but not limited to, tax refunds, copyrights, trademarks, trade secrets, goodwill, trade names, customer lists, permits and franchises, payment intangibles, computer programs and all supporting information provided in connection with a transaction relating to computer programs, and the right to use the name of Borrower and any subsidiary of borrower.

(h) Documents. All documents of title including, but not limited to, bills of lading, dock warrants and receipts, and warehouse receipts.

(i) Government Payments and Programs. All payments, rights to payments, accounts, general intangibles, and benefits including, but not limited to, the New Jersey Tax Transfer Commitment and all other payments in kind, deficiency payments, letters of entitlement, warehouse receipts, storage payments, emergency assistance and diversion payments, production flexibility contracts, and conservation reserve payments under any preexisting, current, or future federal or state government program.

(j) Investment Property. All investment property including, but not limited to, certificated securities, uncertificated securities, securities entitlements, securities accounts, commodity accounts and financial assets.

(k) Deposit Accounts. All deposit accounts including, but not limited to, demand, time, savings, passbook, and similar accounts.

(l) Other Contract Rights. All rights of Borrower under contracts with third parties other than for the payment of money.

(m) Proceeds. All proceeds, rents, royalties, products, dividends and distributions arising or resulting from the use, license, lease or sale of any of the above.

SECTION 2. REPRESENTATIONS OF BORROWER. Borrower represents to the Collateral Agent and each Lender that:

(a) Validity and Enforceability. This Agreement, the Notes, the Loan Agreement and each other document and instrument to be delivered by it under or in respect of any Loan Document have been duly authorized by all necessary corporate action on the part of Borrower; and when delivered by it hereunder, each thereof will have been duly executed by it and will constitute the valid and legally binding obligation of Borrower, enforceable against it in accordance with its terms except as such enforceability may be limited by insolvency or similar laws or principles of equity.

(b) No Conflicts with Contracts or Law. This Agreement, the Notes, the Loan Agreement and each other document and instrument to be delivered by it under or in respect of any Loan Document are not inconsistent with the terms of Borrower's certificate of incorporation or by-laws, and that the execution, delivery and performance hereof and thereof do not and will not violate law or breach or result in a material default under any material agreement to which Borrower (or any subsidiary of Borrower) is a party or by which any of its (or their) assets are bound.

(c) Priority of Security Interests. Except as set forth in Schedule 2 hereto, the security interests purported to be created hereby are legal, valid and perfected first priority security interests on all assets as to which they are purported to attach.

(d) No Further Steps Necessary to Perfect. Except as set forth in Schedule 3 hereto, no further action is necessary to be taken by Borrower, Collateral Agent or any other party or governmental or similar authority in order to perfect any of the security interests purported to be created hereby.

SECTION 3. COVENANTS OF BORROWER

(a) No Sales, Transfers, Liens or Assignments. Except as expressly permitted under this Agreement or the other Loan Documents, Borrower agrees that it will not, except in the ordinary course of business, without the prior written consent of Collateral Agent, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral or any interest in the Collateral other than in the ordinary course of business, or (ii) create or suffer to exist any lien, security interest, encumbrance or other charge upon or with respect to any Collateral; it being understood, however, that, subject to the proviso in Section 7(a) below, Collateral Agent shall not unreasonably withhold such consent, and shall grant such consent whenever Collateral Agent is advised by the Administrative Agent that the Lenders have consented thereto.

(b) Prior Notice. Borrower will give Collateral Agent prior written notice of any change in its address or the office where it keeps its records concerning the Collateral.

(c) Defense of Title. Borrower shall, at its expense, defend the Collateral Agent's right, title and security interest in and to the Collateral against any and all claims of any entity, except to the extent arising out of Collateral Agent's gross negligence or willful misconduct.

(d) Further Actions. Borrower shall not take or fail to take any action when reasonably requested by Collateral Agent, or expressly required by the Loan Documents, to do so which would avoid or limit the impairment of the validity or enforceability of Collateral Agent's security interest in any Collateral.

SECTION 4. INDEMNITY. Borrower shall indemnify, defend and hold harmless Collateral Agent, Administrative Agent and each Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement, including, without limitation, (i) enforcement of any right under this Agreement and (ii) any liability for taxes in respect of income from any Collateral received by or on behalf of Borrower.

SECTION 5. DEFAULTS; REMEDIES.

(a)  Defaults. Each of the following shall constitute a "Default" under this
     Agreement:

     (i) Administrative Agent shall advise Collateral Agent that an Event of Default has occurred and is continuing under the Loan Agreement; or

     (ii) Borrower shall fail to perform any obligation required hereunder within ten (10) business days of receiving notice of such failure by the Collateral Agent; or

     (iii) Any representation of Borrower made in Section 2 above shall prove to have been untrue in any material respect when made.

(b) Remedies. Upon the happening of any Default, Collateral Agent shall have the right, if such Default shall then be continuing, in addition to all of the remedies conferred upon Collateral Agent by law or equity or by the terms of any of the Loan Documents to exercise in respect of the Collateral, on behalf of the Lenders all of the rights and remedies of a secured party in default under the Uniform Commercial Code of the State of New York, and each other State with applicable jurisdiction, then in effect.

(c) Interim Use of Intellectual Property. Pending appropriate disposition of the Collateral in accordance herewith, upon the occurrence and during the continuance of a Default, Collateral Agent shall have the exclusive right, but not the duty, with respect to all Intellectual Property that is part of the Collateral, from time to time to enforce or use all or any part of the Intellectual Property or to grant or issue any exclusive or non-exclusive license under the Intellectual Property to any third party, upon such terms as it may in its sole discretion deem commercially reasonable.

SECTION 6. APPOINTMENT OF COLLATERAL AGENT AS ATTORNEY-IN-FACT. Borrower hereby irrevocably appoints Collateral Agent as Borrower's attorney-in-fact and agent, said appointment to be irrevocable during the term hereof and to be coupled with an interest, with full authority in the place and stead of Borrower and in the name of Borrower, upon the occurrence of a Default and acceleration to take any action and to execute any instrument which Collateral Agent, in its sole discretion, may deem necessary to perfect or protect the first priority perfected security interest created hereby, including, without limitation by means of executing and delivering financing and continuation statements and any extensions, modifications and refilings thereof, with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of Borrower, any and all instruments, documents, applications and other agreements and writings required to be obtained, executed, delivered or endorsed by Borrower to give effect to the matters contemplated by this Agreement, including, without limitation, pursuant to Section 5(c) above, or necessary as the secured party after a Default. Borrower hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted herein shall terminate upon the payment and performance of all Indebtedness under the Loan Documents.

SECTION 7. COLLATERAL AGENT.

(a) Appointment of Collateral Agent. By its execution hereof, each Lender hereby designates and appoints Karen Levine as its agent to receive on its behalf the grant of security and assignment of interest in the Collateral to secure Borrower's repayment of the principal and interest of the Loan made by such Lender, and all other Indebtedness to such Lender in respect of its Loan and this Agreement and the other Loan Documents (the "Security Interest"). By her acceptance hereof, Karen Levine accepts such designation and appointment and agrees to act as the agent for each Lender pro rata as its interest may appear in (i) accepting and holding the Security Interest,
     (ii) protecting and defending the Security Interest, (iii) enforcing the rights conferred upon the Collateral Agent by this Agreement against the Collateral, and (iv) distributing the proceeds from the realization of such enforcement among the Lenders according to their respective Sharing Percentages. For all purposes hereof, each Lender's "Sharing Percentage" shall initially be the Sharing Percentage set forth next to such Lender's name on Schedule 1, as amended from time to time, of the Loan Agreement. Collateral Agent agrees that it will comply with the terms hereof and exercise reasonable care to assure the safe custody of the Collateral under its control and in carrying out its other duties under this Agreement; provided, however, that Collateral Agent may at any time and from time to time condition its undertaking of any action or executing any document upon the provision to it by Borrower and/or the Lenders of such assurances or financial accommodations as it may reasonably determine to be necessary for the protection of its interest.

(b) Substitution of Collateral Agent. If either (a) Collateral Agent notifies Borrower and the Administrative Agent that it wishes to resign as Collateral Agent or (b) Borrower and Administrative Agent notify Collateral Agent that they jointly wish to replace Collateral Agent with another entity as such, upon providing reasonable notice in the circumstances thereof, Collateral Agent shall assign its rights hereunder to a substitute Collateral Agent, who shall become thereafter "Collateral Agent" hereunder for all purposes; provided, however, that the indemnity provided by subsection (c) below shall thereafter be for the full and complete benefit of both the original Collateral Agent and such substitute Collateral Agent; and provided further, that if Collateral Agent chooses to resign and Borrower and Administrative Agent do not jointly designate a successor Collateral Agent within a reasonable time in the circumstances, the Administrative Agent shall have the exclusive right to so designate a substitute; and if Administrative Agent fails to so designate a substitute willing to accept such assignment, Collateral Agent shall be entitled, although not obligated, to assign all its rights and obligations hereunder to Administrative Agent.

(c) Indemnification of Collateral Agent; Standard of Care. Notwithstanding the indemnity of Borrower provided hereinabove, each Lender, severally according to its Sharing Percentage, hereby agrees to indemnify, defend and hold harmless the Collateral Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement, including, without limitation, (i) enforcement of any right under this Agreement and (ii) any liability for taxes in respect of income from any Collateral received by or on behalf of Borrower. Collateral Agent shall be at all times indemnified and be protected hereunder for any action taken or document executed by her with respect to which she has reason to believe that she had received the written instruction or approval of the Administrative Agent or of Lenders with Sharing Percentages of at least fifty-one percent (51%), except to the extent of her willful misconduct or gross negligence. This indemnification obligation of Borrower and each Lender (x) shall survive the termination of the grant of the Security Interest herein and other termination of this Agreement, (y) is absolute and unconditional except as expressly set forth herein, and (z) is not subject to offset or recoupment in any way.

SECTION 8. INTERCREDITOR AGREEMENT. By its execution hereof, each Lender hereby agrees to and for the exclusive benefit of each other Lender that:

(a) It will not seek to enforce its Loan or Note against the Collateral or otherwise without providing the other Lenders at least fifteen (15) business days' prior written notice thereof, and will desist from taking any enforcement action if so requested in writing by other Lenders with Sharing Percentages totaling at least 51%; provided, however, that if the underlying Default with respect to which it sought to enforce its Loan or Notes is not cured within thirty (30) days after having received such a desist request, it shall be able to take such enforcement action on its own behalf as it deems necessary or appropriate.

(b) If any Lender receives from Borrower or any third party any payment in cash or property in respect of its Loan or Note, whether by direct payment, enforcement action or otherwise, other than in a distribution which it has valid reason to believe was made pro rata to all Lenders according to their respective Sharing Percentages, such Lender shall hold such payment IN TRUST for all the Lenders and use commercially reasonable efforts to assure that each Lender receives directly from such Lender or from Borrower or such third party either additional funds or such portion of the payment received by such Lender (net of costs of administration thereof) as to cause each Lender to receive its Sharing Percentage of such payment.

SECTION 9. MISCELLANEOUS.

(a) Notices. Except as otherwise expressly provided herein, any communications, requests or notices required or appropriate to be given under this Agreement, whether or not stated herein to be "in writing" or "written", shall be in writing and either personally delivered, delivered by overnight courier, or mailed by certified, registered, or express mail, return receipt requested, deposited in the United States mail postage prepaid, addressed to the party for whom the notice is intended as follows:

     To Borrower:             GENELINK, INC.
                              Newport Financial Center
                              113 Povonia Avenue, No. 313
                              Jersey City, New Jersey 07310
                              Attn: Monte Taylor, Jr., President
                              Telephone: 407-260-1989
                              E-mail: mtaylor@genelink.info


     To Collateral Agent:     KAREN LEVINE
                              170 West 74th Street, Apt. 509
                              New York, New York 10023
                              Telephone: 212-579-3065
                              E-mail: KarenLevine2005@aol.com

     To Administrative Agent:

                              FIRST EQUITY CAPITAL SECURITIES, INC.
                              1776 Broadway, Suite 1403
                              New York, New York 10019
                              Telephone: 212-765-9710
                              E-mail: KENLEV02@cs.com

     To each Lender:          To their respective address set forth above or as
                              otherwise notified to the Collateral Agent and the other Lenders.

     These addresses may be changed by notice as provided herein. All notices shall be deemed to have been received on the earlier of actual receipt (as evidenced in the case of electronic mail by an electronic receipt message), or, if given by mail, four (4) business days following the postmark date thereof unless sent by overnight mail in which event they shall be deemed to have been received one (1) business day following the date of sending thereof.

(b) No Waivers; Approvals. Any failure by Borrower or Collateral Agent to insist, or election by either party not to insist, upon the strict performance of any of the terms and provisions of this Agreement, shall not be deemed to be a waiver of any of the terms and provisions hereof by such party, and such party, notwithstanding any such failure(s), shall have the right thereafter to insist upon the strict performance by the other party of any and all of the terms and provisions of this Agreement to be performed by the other party. The parties hereby specifically agree that no provision of this Agreement can be waived by course of conduct.

(c)  Further Assurances.

     (i) Borrower agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents and take all further actions as Collateral Agent may reasonably request in order to perfect and protect any assignment, pledge, lien and security interest purported to be created hereby or to effectuate the terms of this Agreement.

     (ii) Borrower hereby authorizes Collateral Agent to file, whether or not a Default shall have occurred without the signature of Borrower where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral.

(d) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the law of the State of New York, except to the extent the law of another jurisdiction is required to control the validity, attachment and/or perfection of any security interest granted hereunder by the choice of law principles of the Uniform Commercial Code of the State of New York.

(e) Jurisdiction; Service of Process. Borrower irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to this agreement may be brought in any court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York. Borrower, by the execution and delivery of this agreement, expressly and irrevocably assents and submits to the personal jurisdiction of any of such Court in any such action or proceeding. Each of Borrower, Collateral Agent and the Lenders agrees that any and all legal action relating to the interpretation or effect of Agreement based on in personam jurisdiction shall be brought, and maintained, only in such Courts; it being understood that Collateral Agent shall have recourse to any competent court to enforce any Security Interest against any Collateral in rem. The Borrower further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it at the address set forth above or such other address as Borrower shall have theretofore notified the Collateral Agent in writing or in any other manner permitted by law. In the event service on Borrower is effected as set forth in the preceding sentence, Borrower hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens, or any similar basis. Borrower shall not be entitled in any action or proceeding to assert any defense given or allowed under the law of any State other than the State of New York unless such defense is also given or allowed by the law of the State of New York.

(f) Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Where provisions of any law or regulation resulting in any such prohibition or unenforceability may be waived they are hereby waived by the parties hereto to the full extent permitted by law so that this Agreement shall be deemed a valid, binding agreement, enforceable in accordance with its terms.

(g)  Continuing Security Interest; Successors and Assigns; Termination.

     (i) This Agreement shall create a continuing security interest in the Collateral and shall (A) remain in full force and effect until the satisfaction and repayment of all Obligations shall have occurred, (B) be binding on and inure to the benefit of Borrower and its permitted successors and assigns, and (C) with respect to Collateral Agent, be binding on and inure, together with all rights and remedies of Collateral Agent hereunder, to the benefit of, Collateral Agent and her successors, transferees and assigns. Notwithstanding the foregoing, each of Borrower and Collateral Agent, as the case may be, may only assign or otherwise transfer any of its rights hereunder to a party to whom all of its rights and obligations under the Loan Documents are assigned and provided such party assumes all of such obligations, and upon such assumption, such other party shall thereupon become vested with all of the benefits in respect of each of Borrower and Collateral Agent, as the case may be, herein or otherwise. Except as provided in the preceding sentence, none of the rights or obligations of Borrower and Collateral Agent hereunder may be assigned or otherwise transferred.

     (ii) Upon the payment and performance in full of all Indebtedness, Collateral Agent shall, upon the written request of and at the sole expense of Borrower, deliver the Collateral under her control to Borrower (together with all documents reasonably requested by Borrower to transfer the Collateral under her control to Borrower and to terminate any instrument of record confirming the Borrower's rights in the Collateral under her control).

(h) Cross-Default. Any Default under this Agreement shall be deemed to be an Event of Default under each of the other Loan Documents, entitling Collateral Agent, subject to the express restrictions, if any, contained therein, to exercise any or all remedies available to Collateral Agent under the terms of any or all such Loan Documents in accordance with the terms of such documents.

(i) Survival. All of the representations, warranties, terms, covenants, agreements and conditions contained in this Agreement shall specifically survive the execution and delivery of this Agreement and the other Loan Documents and shall, unless otherwise expressly provided, continue in full force and effect until the Loan, together with Interest thereon, and all other costs, charges and other sums payable hereunder or thereunder, are paid in full.

(j) Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original but all of which together shall constitute a single instrument.

(k) Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto as to the matters contemplated herein and therein and this Agreement may not be modified or amended in any manner other than by written agreement executed by the parties against whom enforcement of such modification or amendment shall be sought.

(l) No Release; Waiver or Election of Remedies. Anything in this Agreement to the contrary notwithstanding, (i) the exercise by the Collateral Agent of any of her rights hereunder shall not release the Borrower from its obligations under the Loan Documents, nor shall it constitute an election of remedies by Collateral Agent or a waiver by the Collateral Agent of any of her rights and remedies under the Loan Documents, and (ii) the Collateral Agent shall not be obligated to perform any of the obligations or duties of the Borrower hereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(m) Attorneys' Fees. Except in the event that Borrower prevails in any action brought as a result of the failure by Borrower to make any payment required under the Loan Documents or any Event of Default by Borrower, Borrower agrees to pay (i) all reasonable costs and expenses of collection incurred by Lender, in addition to principal and Interest (including, without limitation, reasonable attorneys' fees and disbursements); and (ii) all reasonable costs and expenses incurred in connection with (A) the execution, administration, enforcement or attempted enforcement of this Note or any of the other Loan Documents and/or (B) the protection of or realization of any collateral and/or (C) any of Lender's collection efforts, whether or not a suit on this Note and/or on any of the other Loan Documents or any foreclosure proceeding is commenced; and all such reasonable costs and expenses shall be payable five (5) days after demand (and shall be paid with interest thereon at the Involuntary Rate from the date of demand) and also shall be secured by all collateral at any time held by Lender as security for Borrower's obligations to Lender.

IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed as of the day and year first above written.

                                        GENELINK, INC.


                                        By: /s/ Monte E. Taylor, Jr.
                                            ------------------------------------
                                        Its: Acting Chief Executive Officer


DAVID BARRETT, INC.


By: /s/ Barry Plost
    ---------------------------------
Its: President


ROBERT HOEKSTRA


/s/ Robert Hoekstra
-------------------------------------


BERNARD L. KASTEN JR.


/s/ Bernard Kasten, Jr.
-------------------------------------


JAMES KREISSMAN


/s/ James Kreissman
-------------------------------------


STRANCO INVESTMENTS, LTD.


By: /s/ Gazwa Yousif
    ---------------------------------
Its: Director


KENNETH R. LEVINE


/s/ Kenneth R. Levine
-------------------------------------


BURDICK CAPITAL MANAGEMENT, INC.


By: /s/ Jerry Burdick
    ---------------------------------

THOMAS TIRNEY


/s/ Thomas Tirney
-----------------------------------------


WABA VENTURES LTD


/s/ Jennifer Stevens
-----------------------------------------


COLLATERAL AGENCY ACCEPTED AND AGREED TO:


/s/ Karen Levine
-----------------------------------------
KAREN LEVINE